Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(439,450)
Unrealized Gain (Loss) on Market Value of Futures	5,553,570
Interest Income	9,846
ETF Transaction Fees	9,000
Total Income (Loss)	$5,132,966

Expenses
Investment Advisory Fee	$21,200
Brokerage Commissions	14,573
SEC & FINRA Registration Expense	5,500
NYMEX License Fee	859
Non-interested Directors' Fees and Expenses	210
Other Expenses	7,700
Total Expenses	50,042
Expense Waiver	(3,527)
Net Expenses	$46,515
Net Gain (Loss)	$5,086,451

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/09	$8,706,406
Additions (4,700,000 Units)	124,993,738
Net Gain (Loss)	5,086,451

Net Asset Value End of Period	$138,786,595
Net Asset Value Per Unit (5,000,000 Units)	$27.76

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502